UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Pursuant to § 240.14a-12

MICROSEMI CORPORATION

(Name of Registrant as Specified in its Charter)

MICROCHIP TECHNOLOGY INCORPORATED

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March 1, 2018

To: All Microchip Employees

From: Steve Sanghi and Ganesh Moorthy

Subject: Microsemi Acquisition

Today Microchip Technology announced the signing of a definitive agreement to acquire Microsemi. The transaction is subject to the approval of shareholders of Microsemi, regulatory approvals and customary closing conditions. We expect the transaction to close in the second calendar quarter of 2018. More information about the acquisition is available on our Investor Relations website in the form of a presentation we made to investors today.

This acquisition adds Microsemi’s strong portfolio of Specialized Ethernet, Storage and Optical Networking Microcontrollers, FPGA, Wireless, Timing, Analog and Mixed-Signal products to Microchip. Microsemi also increases Microchip’s exposure to the Datacenter, Communications Infrastructure, Defense and Aerospace end markets. These end markets have typically been smaller sections of Microchip’s business which is dominated by Industrial, Automotive and Consumer end markets. We believe the complementary product lines, and complementary end market exposure, of Microchip and Microsemi will offer our combined customers a broader range of innovative solutions to serve their needs. We are excited by the business possibilities created by the Microsemi acquisition, and look forward to welcoming the Microsemi team to the Microchip family!

A select group of Microchip team members will start the process of getting to know more of the Microsemi team. Over the next few months we will be working closely with Microsemi leaders worldwide to jointly develop integration plans for how we can operate effectively as one company after the acquisition is completed.

If you have not been asked to participate in the integration planning process, please continue to stay focused on executing our business plans as the Microchip core business must go on. We will provide periodic communication so that you stay informed.

Thank you.

Cautionary Statement:

Statements about the expected timing, completion, benefits and effects of the proposed transaction, and other statements in this letter that are not historical facts, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to the actual timing of the closing of the acquisition, the satisfaction of the conditions to closing in the acquisition agreement, any termination of the acquisition agreement, the effect of the acquisition on Microchip’s and Microsemi’s existing relationships with customers and vendors and their operating results and businesses; the costs and outcome of any litigation involving Microchip, Microsemi or the acquisition transaction; general economic, industry or political conditions in the U.S. or internationally; and the risks described from time to time in SEC reports including filings on Forms 10-K, 10-Q and 8-K. You can obtain copies of such Forms 10-K, 10-Q and 8-K and other relevant documents for free, as applicable, at Microchip’s website (www.microchip.com), at Microsemi’s website (www.microsemi.com), the SEC’s website (www.sec.gov) or from commercial document retrieval services. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date hereof.

Letter to Employees - Page 2

Additional Information and Where to Find It

In connection with the proposed acquisition, Microsemi will file a proxy statement and other related documents with the SEC. Investors and stockholders are advised to read these documents when they become available because they will contain important information. Investors and stockholders may obtain a free copy of these documents (when available) and other documents filed by Microsemi at the SEC’s web site at www.sec.gov and at the Investor section of their website at https://investor.microsemi.com/.

Microchip, Microsemi and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Microsemi in connection with the acquisition. Information regarding the special interests of these directors and executive officers in the transaction will be included in the proxy statement described above. Additional information regarding the directors and executive officers of Microchip is also included in Microchip’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on July 13, 2017. Additional information regarding the directors and executive officers of Microsemi is also included in Microsemi’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on December 20, 2017. These documents are available free of charge at the SEC’s web site at www.sec.gov and as described above.